Exhibit 99.1

NEWS RELEASE

Broadcom Business Press Contact Bill Blanning Vice President, Public Relations 949-926-5555 blanning@broadcom.com	Broadcom Financial Analyst Contact T. Peter Andrew Vice President, Investor Relations 949-926-5663 pandrew@broadcom.com

Broadcom Provides Equity Award Update

IRVINE, Calif. – June 12, 2006 – Broadcom Corporation today provided an update in response to recent media and analyst reports and investor inquiries regarding the stock option granting practices of Broadcom and a number of other companies.

Following various reports raising speculation about a few corporate stock option grants made to Broadcom employees in 2000 and 2002, the company began a voluntary review of its equity award practices. The review, initiated May 18, 2006, covers all option grants and other equity awards since Broadcom’s IPO in 1998. It is being conducted by outside legal counsel reporting to the Audit Committee of the Board of Directors and the company’s senior management. The review is ongoing, and Broadcom is also consulting with its independent registered public accounting firm, Ernst & Young LLP.

Broadcom will provide a public statement regarding the conclusions reached in its voluntary review after the review is completed.

“In light of the questions raised, and the high level of attention being given to option granting practices among technology companies and more broadly, we want our shareholders and employees to know that we are working proactively and with the highest degree of integrity to put all questions concerning this topic behind us,” said Scott A. McGregor, Broadcom’s President and Chief Executive Officer. “And even while that effort is ongoing, we will of course continue to focus on our customers and markets, as well as our mission to be the world’s leading communications semiconductor company.”

After the close of regular trading on the NASDAQ National Market on Friday, June 9, 2006, Broadcom was notified that it will be receiving an informal request for information from the staff of the Los Angeles regional office of the Securities and Exchange Commission (SEC) regarding its option granting practices. Broadcom understands that this is an informal inquiry based upon the media reports and intends to cooperate fully with the SEC in connection with the inquiry.

Broadcom’s equity award program is very broad-based. Substantially all U.S. domestic and most international employees of the company receive periodic equity awards to provide incentive compensation in a form that aligns their interests with those of Broadcom’s shareholders. Historically, approximately 95% of the shares awarded through equity programs have gone to employees of the company below the level of executive officer.

Broadcom’s Current Equity Award Practices

Equity awards are made pursuant to an annual share budget established by the Compensation Committee of the Board, which is comprised entirely of independent directors. All individual equity awards to newly-hired or promoted officers are made by the Compensation Committee. Individual equity awards for non-officer new hires and promotions are typically made weekly by the Equity Award Committee of the Board, which is comprised of the Chief Executive Officer and Chief Technical Officer and the Chair of the Compensation Committee.

Broadcom conducts a company-wide equity review for its existing employees each year. The most recent company-wide annual equity awards were made on April 24 and May 5, 2006, shortly after the company announced its financial results for the first quarter of 2006 and its financial outlook for the second quarter of 2006. The company-wide annual awards for 2005 were made on February 5, 2005, shortly after the company announced its financial results for the fourth quarter of 2004 and year 2004 and its financial outlook for the first quarter of 2005. In each instance, awards to all officers were approved by the Compensation Committee, and awards to other employees were approved by the Equity Award Committee. Prior to 2005, the company-wide equity awards consisted of options to acquire Broadcom common stock; since 2005, the company-wide equity awards have generally consisted of a mixture of stock options and restricted stock units (RSUs).

Option Grant Litigation

A purported shareholder derivative action entitled Murphy v. McGregor, et al. was filed in the United States District Court for the Central District of California on May 25, 2006. The lawsuit alleges claims against the company’s directors and several of its executive officers to recover alleged damages purportedly sustained by the company as a result of alleged misconduct in connection with its option granting processes.

Separately, on May 26, 2006 an amended complaint was filed in the previously-reported purported shareholder derivative action entitled Jin v. Broadcom Corporation, et al. (Superior Court of the State of California, County of Orange). The amended complaint restates the claims asserted in the original complaint and adds claims similar to those asserted in the Murphy action.

Broadcom believes that the claims asserted in the Murphy and Jin lawsuits are without merit and intends to defend them vigorously. The company does not intend to issue public updates in the event that additional lawsuits with similar claims are filed, but any such litigation and any material developments will be reported in Broadcom’s regular periodic SEC filings.

About Broadcom

Broadcom Corporation is a global leader in semiconductors for wired and wireless communications. Our products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. Broadcom provides the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.

Broadcom, one of the world’s largest fabless semiconductor companies with annual revenue of more than $2.5 billion, is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.450.8700 or at www.broadcom.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Our reported GAAP results for the first quarter of 2006 and subsequent periods are negatively affected by the implementation of new accounting rules related to the expensing of stock options, which the company adopted effective January 1, 2006. Our GAAP results for periods prior to 2006 have not been restated to give effect to the new accounting rules.

Other important factors that may affect Broadcom’s business, results of operations and financial condition include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, including seasonality in sales of consumer products into which our products are incorporated, and possible disruption in commercial activities related to terrorist activity or armed conflict; our ability to scale our operations in response to changes in demand for our existing products and services or demand for new products requested by our customers; intellectual property disputes and customer indemnification claims and other types of litigation risk; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; the gain or loss of a key customer, design win or order; our dependence on a few significant customers for a substantial portion of our revenue; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner; the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; the effectiveness of our expense and product cost control and reduction efforts; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets; the quality of our products and any potential remediation costs; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; changes in our product or customer mix; the volume of our product sales and pricing concessions on volume sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly and test facilities; the risks and uncertainties associated with our international operations, particularly in light of recent events; the effects of natural disasters, public health emergencies, international conflicts and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10- Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.